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                                                                    Exhibit 21.1

                           MICROSTRATEGY INCORPORATED

                                  SUBSIDIARIES

Aventine, Incorporated                          MicroStrategy-FSC, Inc.
(Delaware)                                      (Barbados)

MicroStrategy Administration Corporation        MicroStrategy GmbH in Liquidation
(Delaware)                                      (Austria)

MicroStrategy Management Corporation            MicroStrategy Iberica, S.A.U.
(Delaware)                                      (Spain)

MicroStrategy Services Corporation              MicroStrategy International Limited
(Delaware)                                      (Bermuda)

Strategy.com Incorporated                       MicroStrategy International II Limited
(Delaware)                                      (Bermuda)

MicroStrategy Australia Pty. Ltd.               MicroStrategy Italy S.r.l.
(Australia)                                     (Italy)

MicroStrategy Benelux B.V.                      MicroStrategy Korea Co., Ltd.
(Netherlands)                                   (Korea)

MicroStrategy Brasil Ltda.                      MicroStrategy Limited
(Brazil)                                        (United Kingdom)

MicroStrategy Brasil Ltda. Sucursal Argentina   MicroStrategy Mexico, S. de R.L. de C.V.
(Argentina)                                     (Mexico)

MicroStrategy Canada Incorporated               MicroStrategy Schweiz AG in Liquidation
(Canada)                                        (Switzerland)

MicroStrategy Deutschland GmbH                  Strategy.com International Limited
(Germany)                                       (Bermuda)

MicroStrategy France SARL
(France)